Revised Term Sheet

Issuer:             Emergency Filtration Products (OTC BB: EMFP)

Securities:         Authorized but unregistered common stock priced at $.18 per share plus one three year, non callable warrant for every dollar invested exercisable at $0.25. The warrant will be registered with the above issued common stock.

Registration:       Promptly, but no later than thirty (30) days from the
                    closing date, the Issuer shall file a registration statement with the United States Securities & Exchange Commission
                    ("SEC") and use its best efforts to ensure that such registration statement is declared effective within 90 days from the filing date. In the event the registration statement is not declared effective within 90 days, the Issuer's registration obligation is deemed in default. As a result, the Issuer shall pay to the Investor(s) a cash amount, within 3 business days for every 30 day period starting from the 91st day from closing until such default is cured, equal to 2% of the outstanding principal amount of investment per month, as liquidated damages, and not as penalty. The Issuer shall keep the registration statement
                    "evergreen" for at least 2 years from the anniversary date from the closing.

Placement           Fees: Issuer agrees to pay placement agent a placement fee of 10% plus a non accountable charge of 3% of the gross proceeds raised payable in cash directly from escrow.
                    Furthermore, for every dollar of the gross proceeds raised
                    Joseph Stevens & Co. will receive one 3 year non callable warrant exercisable at $0.25.

No Undercut: Within 180 days from the date that the investor(s) may legally sell the stock in the open market, if Issuer issues additional common stock or convertible instrument with the potential for the common stock priced below the average closing price of this placement, additional shares to make up the difference shall be automatically issued to investor(s) at no further cost to investor(s).

Look Back Clause: Non-applicable

Date: December 31, 2003                             Date: December 31, 2003
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Signed \s\Douglas K. Beplate                        Signed: \s\Joseph Sabora
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Name in Print  Douglas K. Beplate                  Name in Print Joseph Sabora
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Position:  President, Emergency              Position: CEO, Joseph Stevens & Co.
           Filtration Products                         -------------------------
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